UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2009

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

In our periodic report on Form 10-Q for our quarter ended May 1, 2009, we announced that, as part of our ongoing efforts to streamline our operations and reduce costs, we had launched an initiative expected to reduce the size of our workforce in the Europe, Middle East, Africa (EMEA) region by 100 to 130 employees.

On August 10, 2009 our Board of Directors approved an expansion of this initiative to include further streamlining and realignment of operations in locations outside the EMEA region. The expansion of the initiative will impact employees in the United States, Latin America and the Asia Pacific region and is intended to better align our business with the changing macro-economic and market conditions in which we operate.

Through both the expansion of the initiative beyond the EMEA region as well as revised estimates of the amount of charges associated with our actions in EMEA, we estimate we will incur approximately an additional $9 million of restructuring charges beyond those previously announced. These additional estimated charges bring the total estimated restructuring charges associated with the global initiative to between $24-$34 million. The estimated range is based on many factors, including estimates as to the number of employees at various locations who will cease to be employed by us and the compensation packages associated with the termination of their employment. Depending on local laws and practices, these charges will be incurred in connection with early retirement offers, voluntary resignations and other reductions in force.

The significant majority of the restructuring charges associated with the global initiative represents cash paid for severance and pension plan payments. The payments associated with these charges will be made over varying time periods based on individual circumstances as well as local laws and practices. We presently expect the actions associated with the expanded initiative will be completed during fiscal 2010.

Following the expansion of the initiative, we now expect workforce reductions to impact between 350 and 400 employees in various locations throughout our global organization.

For more information regarding the expanded initiative, refer to the press release furnished with this report as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

August 12, 2009	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President, Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated August 12, 2009